                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                 SUBSIDIARY                       STATE OF INCORPORATION OR JURISDICTION
                 ----------                       --------------------------------------
Norway Acquisition Corp.                       Delaware
NomadIQ Ltd                                    Israel
OmniSky Limited                                United Kingdom